EXHIBIT 99.1

Fortune 100 Tech Leader Deploys OMNIQ AI-based LPR Across Key Silicon Valley Locations

MLPI and smart zone management strengthen mobility across large campus sites

SALT LAKE CITY, Jan. 27, 2026 (GLOBE NEWSWIRE) -- OMNIQ CORP (OTCMKTS: OMQS) (“OMNIQ” or “the Company”), a leader in AI-based computer vision and data intelligence, has been contracted to provide LPR solutions for a major technology innovator.

The customer is one of the world’s most influential technology companies, supported by tens of thousands of employees across the broader Silicon Valley region. Its sprawling campuses require reliable, efficient, and highly secure mobility and access solutions.

The company is deploying OMNIQ LPR technology across multiple campuses to support a more efficient and secure mobility experience. The solution includes MLPI, the mobile AI-based license plate inventory system that gives the customer real-time visibility across large and complex sites. The campuses also use permission-based parking zones that help manage access across thousands of employees and visitors. In addition to these capabilities, the company is adopting several advanced LPR innovations that support operational insight and campus-wide consistency.

The project brought together OMNIQ research and development and senior leadership to shape a custom solution built for the scale and complexity of the customer’s campus environment. This collaboration ensured that the configuration matched real-world conditions rather than a standard template.

“We are honored to support a customer of this size and influence,” said Shai Lustgarten, CEO of OMNIQ. “This project reflects close collaboration across our teams and a disciplined focus on solutions that deliver measurable value at scale. We look forward to continuing our work together as they continue to grow.”

The project builds on OMNIQ’s work supporting large organizations with multi-site mobility needs. Additional installations are planned as the customer continues to enhance its campus operations.

ABOUT OMNIQ
At OMNIQ CORP. We use patented and proprietary artificial intelligence (AI) technology to deliver machine vision image processing solutions, including data collection, real-time surveillance, and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications.

The technology and services we provide help our clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

Our principal solutions include hardware, software, communications, and automated management services, technical service, and support. Our highly tenured team of professionals has the knowledge and expertise to simplify the integration process for our customers. We deliver practical problem-solving solutions backed by numerous customer references.

Our customers include government agencies, healthcare, universities, airports, municipalities and more. We currently engage with several billion-dollar markets with double-digit growth, including the Global Safe City market and the Ticketless Safe Parking market.

Privacy and Data Security Commitment

OMNIQ solutions are built with strict privacy and data protection standards. All information is processed and stored within secure private networks that are not accessible to outside sources or unrelated departments. The system ensures that data is used only for authorized operational purposes and never for public tracking, third-party sharing, or external access. omniQ® maintains full compliance with customer data policies and provides transparency and control to every participating organization.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Contact

IR@OMNIQ.COM